As filed with the Securities and Exchange Commission on May 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUSHMAN & WAKEFIELD plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1193584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

125 Old Broad Street

London, United Kingdom, EC2N 1AR

Telephone: +44 20 3296 3000

(Address of Principal Executive Offices)

SECOND AMENDED & RESTATED

2018 OMNIBUS MANAGEMENT SHARE AND CASH INCENTIVE PLAN

SECOND AMENDED & RESTATED

2018 OMNIBUS NON-EMPLOYEE DIRECTOR SHARE AND CASH INCENTIVE PLAN

(Full title of the plan)

Noelle J. Perkins

Executive Vice President, General

Counsel & Corporate Secretary

Cushman & Wakefield

225 West Wacker Drive

Chicago, Illinois 60606

Telephone: (312) 470-1800

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Robert M. Hayward, P.C.

Kevin M. Frank

Katie J. Holahan

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, Illinois 60654

(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On May 16, 2024, the shareholders of Cushman & Wakefield plc (the “Registrant”) approved the Second Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan (the “Management Omnibus Plan”) and the Second Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan (the “Director Omnibus Plan” and, together with the Management Omnibus Plan, the “Plans”), in order to, among other amendments: (i) increase the number of ordinary shares, $0.10 nominal value per share (the “Ordinary Shares”), reserved for issuance under the Management Omnibus Plan by 3,500,000; increase the number of Ordinary Shares reserved for issuance under the Director Omnibus Plan by 400,000; and extend the scheduled expiration date of the Management Omnibus Plan and Director Omnibus Plan from May 6, 2031 and May 5, 2032, respectively, to May 16, 2034.

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purposes of registering (i) an additional 3,500,000 Ordinary Shares of the Registrant under the Management Omnibus Plan and (ii) an additional 400,000 Ordinary Shares of the Registrant under the Director Omnibus Plan, which have been authorized and reserved for issuance under the applicable Plan and include Ordinary Shares that may again become available for delivery with respect to awards under the applicable Plan pursuant to share counting and other terms and conditions of the applicable Plan.

In accordance with General Instruction E to Form S-8, the registration statements on Form S-8 relating to the Plans and previously filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2018 (File No. 333-226875), January 27, 2022 (File No.  333-262372) and June 28, 2022 (File No.  333-265876) are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

1.

The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February  21, 2024, which incorporates by reference certain portions of the Registrant’s Definitive Proxy Statement for the Registrant’s 2024 Annual General Meeting of Shareholders filed with the Commission on April 5, 2024;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on April 30, 2024;

3.

The Registrant’s Current Reports on Form 8-K filed with the Commission on March  18, 2024, March  29, 2024, April  9, 2024 and May 8, 2024 (excluding any portions of such reports that were “furnished” rather than “filed”); and

4.	The description of the Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38611), filed with the Commission on July 30, 2018.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

4.1	Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2021).

4.2	Second Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan, effective May 16, 2024.

4.3	Second Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan, effective May 16, 2024.

5.1	Opinion of Kirkland & Ellis International LLP.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kirkland & Ellis International LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

107	Calculation of Filing Fee Tables.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2024.

CUSHMAN & WAKEFIELD plc

By:	/s/ Michelle MacKay
Name:	Michelle MacKay
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and director of Cushman & Wakefield plc whose signature appears below constitutes and appoints Michelle MacKay, Neil Johnston and Noelle J. Perkins, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Michelle MacKay Michelle MacKay	Director and Chief Executive Officer (Principal Executive Officer and Authorized Representative in the United States)	May 16, 2024

/s/ Neil Johnston Neil Johnston	Chief Financial Officer (Principal Financial Officer)	May 16, 2024

/s/ Laurida Sayed Laurida Sayed	Chief Accounting Officer (Principal Accounting Officer)	May 16, 2024

/s/ Jonathan Coslet Jonathan Coslet	Director	May 16, 2024

/s/ Michelle Felman Michelle Felman	Director	May 16, 2024

/s/ Jodie McLean Jodie McLean	Director	May 16, 2024

/s/ Jennifer J. McPeek Jennifer J. McPeek	Director	May 16, 2024

/s/ Angela Sun Angela Sun	Director	May 16, 2024

/s/ Rajesh Vennam Rajesh Vennam	Director	May 16, 2024

/s/ Brett White Brett White	Non-Executive Chairman	May 16, 2024

/s/ Billie Williamson Billie Williamson	Lead Director	May 16, 2024